Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Proxy Statement of HealthPlan Services Corporation that is made a part of the Registration Statement (Form S-4) of UICI and to the incorporation by reference therein of our report dated March 12, 1999, with respect to the consolidated financial statements and schedules of UICI included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
----------------------------
ERNST & YOUNG LLP

Dallas, Texas
October 25, 1999